UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report and date of earliest event reported: May 19, 2011
CORE LABORATORIES N.V.
(Exact name of registrant as specified in its charter)
001-14273
(Commission File Number)

The Netherlands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Herengracht 424 1017 BZ Amsterdam
The Netherlands (Address of principal executive offices)	Not Applicable (Zip Code)
Registrant’s telephone number, including area code: (31-20) 420-3191
Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07	— Submission of Matters to a Vote of Security Holders
     Core Laboratories N.V. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 19, 2011. At the Annual Meeting, the Company’s stockholders were requested to: (1) elect four Class I directors to serve on the Company’s board of directors for a term of office expiring at the Company’s 2014 Annual Meeting of Shareholders, (2) to confirm and adopt the Company’s Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2010, (3) to approve and resolve the cancellation of the Company’s repurchased shares held by the Company in its name at the time our annual meeting starts, (4) to approve and resolve the extension of the existing authority to repurchase up to 10% of the Company’s issued share capital until November 19, 2012 and an additional 15.6% of the Company’s issued share capital until March 12, 2012, (5) to approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to the Company’s common and preference shares up to a maximum of 20% of outstanding shares per annum until May 19, 2016, (6) to approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of the Company’s common shares and/or preference shares up to a maximum of 20% of outstanding shares per annum until May 19, 2016, (7) to ratify the selection of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, (8A) to conduct a non-binding advisory vote to approve the compensation of the Company’s executive officers, and (8B) to conduct a non-binding advisory vote on the frequency of future non-binding advisory votes to approve the compensation of the Company’s executive officers. Each of these items is more fully described in the Company’s proxy statement filed on March 22, 2011.
     The certified results of the matters voted upon at the Annual Meeting are as follows:
     Proposal No. 1 — Election of Class I Directors: The election of each Class I director was approved as follows:

Nominee	For	Withheld	Broker Non-Votes
David M. Demshur	35,654,189	2,030,641	2,860,267
Rene R. Joyce	36,146,881	1,537,949	2,860,267
Michael C. Kearney	37,312,158	372,672	2,860,267
Jan Willem Sodderland	34,852,570	2,832,260	2,860,267
     Proposal No. 2 — Confirm and Adopt the Dutch Statutory Annual Accounts: The confirmation and adoption of the Company’s Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2010 was approved as follows:

For	Against	Abstentions	Broker Non-Votes
38,316,277	304,052	1,924,768	—
     Proposal No. 3 — Approve and Resolve the Cancellation of Repurchased Shares: The approval of the cancellation of the Company’s repurchased shares held by the Company in its name at the time our annual meeting starts was approved as follows:

For	Against	Abstentions	Broker Non-Votes
40,512,542	8,746	23,809	—

     Proposal No. 4 — Approve Extension — Repurchase up to 25.6% of Issued Share Capital: The approval of the extension of the existing authority to repurchase up to 10% of the Company’s issued share capital until November 19, 2012 and an additional 15.6% of the Company’s issued share capital until March 12, 2012 was approved as follows:

For	Against	Abstentions	Broker Non-Votes
40,483,447	47,878	13,772	—
     Proposal No. 5 — Approve Extension to Issue Shares and/or Grant Rights: The approval of the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to the Company’s common and preference shares up to a maximum of 20% of outstanding shares per annum until May 19, 2016 was approved as follows:

For	Against	Abstentions	Broker Non-Votes
38,697,333	1,817,585	30,179	—
     Proposal No. 6 — Approve Extension to Limit or Exclude Preemptive Rights: The approval of the extension of the authority to limit or exclude the preemptive rights of the holders of the Company’s common shares and/or preference shares up to a maximum of 20% of outstanding shares per annum until May 19, 2016 was approved as follows:

For	Against	Abstentions	Broker Non-Votes
38,608,721	1,904,356	32,020	—
     Proposal No. 7 — Ratification of the Selection of PricewaterhouseCoopers: The ratification of the selection of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved as follows:

For	Against	Abstentions	Broker Non-Votes
39,191,612	1,339,515	13,970	—
     Proposal No. 8A — Approve the Compensation of the Company’s Executive Officers: The approval of the compensation of the Company’s executive officers was approved as follows:

For	Against	Abstentions	Broker Non-Votes
36,318,235	1,264,601	101,994	2,860,267
     Proposal No. 8B — Approve the Frequency of Future Non-Binding Advisory Votes to Approve the Compensation of the Company’s Executive Officers: The approval of the frequency of future non-binding advisory votes to approve the compensation of the Company’s executive officers was approved as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
20,797,947	91,149	16,780,563	15,171	2,860,267

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.
Dated: May 25, 2011	By /s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer